UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2010

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 15, 2010, Michael H. Shapiro was appointed Chief Financial Officer and Vice President of each of RBS Global, Inc. (“RBS Global”) and Rexnord LLC (“Rexnord,” and together with RBS Global, the “Company”). Mr. Shapiro, age 39, served as Vice President, Finance and Business Development for the Renal Division of Baxter International Inc., a global medical device and biopharmaceutical manufacturer, since 2008. Mr. Shapiro, who joined Baxter in 1995, also held various other positions with Baxter, including Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; Director of Global Operations Finance, BioScience Division; and Director of Global Finance, BioScience Division. Mr. Shapiro, a certified public accountant, worked at Deloitte & Touche LLP, a public accounting firm, from 1992 to 1995. As Chief Financial Officer, Mr. Shapiro replaces George C. Moore, who has served as Executive Vice President of the Company since September 2006, including as its Chief Financial Officer from September 2006 to April 2008 and as Acting Chief Financial Officer since September 2009. Mr. Moore will remain Executive Vice President of the Company.

Mr. Shapiro’s initial base salary will be $300,000, and he will be eligible to participate in the Company’s Management Incentive Compensation Plan and other benefit programs and to receive grants of stock options under the Rexnord Holdings, Inc. 2006 Stock Option Plan. In connection with his appointment, the Board of Directors of the Company granted Mr. Shapiro, under the Stock Option Plan, an award of options to acquire 45,000 shares of Rexnord Holdings, Inc. common stock.

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SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 18th day of February 2010.

REXNORD LLC

By:	/S/ PATRICIA WHALEY
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 18th day of February 2010.

RBS GLOBAL, INC.

By:	/S/ PATRICIA WHALEY
Patricia Whaley
Vice President and General Counsel